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                                                                    Exhibit 21.1

WATERS CORPORATION AND SUBSIDIARIES
12-31-2005

Waters Corporation (Delaware)
         Waters Technologies Corporation (Delaware)
                  Waters Australia PTY LTD. (Australia)
                  Waters A/S (Denmark)
                  Waters AG (Switzerland)
                  Waters NV (Belgium)
                  Waters Cromatografia SA (Spain)
                  Waters SA de CV (Mexico)
                  Waters Technologies do Brasil Ltda (Brazil)
                  Waters OY (Finland)
                  Waters Ges.MBH (Austria)
                           Waters Kft (Hungary)
                           Waters Sp.Zo.o (Poland)
                  Waters SA (France)
                  Waters GmbH (Germany)
                           Waters Srl (Romania)
                  Waters SpA (Italy)
                  Waters Sverige AB (Sweden)
                  Waters Limited (Canada)
                  TA Instruments-Waters LLC (Delaware)
                  TA Instruments, Inc. (Delaware)
                  Waters France Holding Corp. (Delaware)
                  NuGenesis Technologies Corporation
                                   NuGenesis Technologies (UK) Limited
                  Waters Investments Limited (Delaware)
                           Waters India Pvt. Ltd.(India)
                                   Esbee Wire Pvt. Ltd. (India)
                           Waters Asia Limited (Delaware)
                                   Waters Korea (Korea)
                                   Waters China Ltd. (Hong Kong)
                                   Waters Int'l Trading Limited (China)
                           Waters European Holdings LLP
                                   Milford International Limited
                                   Manchester International Limited
                                   MM European Holdings LLP
                                            Waters Finance III LLC
                                            Waters Luxembourg SARL
                                            Waters Tech. Holdings Ltd (Ireland)
                                            Grand Duchy Finance SARL (Lux)
                                            Waters Celtic Holdings Ltd (Ireland)
                                                Waters Tech Ireland Ltd
                           Nihon Waters Limited (Delaware)
                                            Nihon Waters K.K. (Japan)
                                            TA Instruments Japan, Inc. (Japan)
                                   Microsep Proprietary Ltd (So. Africa) (24.5%)

         Subsidiaries of Waters Luxembourg SARL
         --------------------------------------

         Micromass Holdings Ltd.
                  Waters Chromatography BV (Netherlands)
                  Waters Chromatography Europe BV (Netherlands)
                  Micromass Ltd. (UK)
                           Waters Ltd. (UK)
                                    Phase Sep Ltd. (UK)
                                            Phase Sep Eurl (France)
                                    Longpure (UK)
                           Micromass UK Ltd. (UK)
                                    Micromass Investments Ltd. (UK)
                                            Mass Analyser Prod Ltd. (UK)
                           Micromass International Ltd. (UK)
                                    Micromass B.V. (Netherlands)
                           TA Instruments Ltd. (UK)
         Sandygrow Ltd. (Ireland)
                  Rodolfo Holding Ltd. (Ireland)
                           Milford Finance BV (Netherlands)
                  Waters Chromatography Ireland Ltd. (Ireland)





* All subsidiaries are 100% owned unless otherwise indicated.